CommerceHub Announces Date of Fourth Quarter and Full Year 2016 Conference Call and Webcast
ALBANY, NY, February 1st, 2017 – CommerceHub (NASDAQ: CHUBA, CHUBK) (“CommerceHub” or the “Company”), a leading distributed commerce network for retailers and brands, today announced that it will issue its financial results for the three months and full year ended December 31, 2016 after the market close on Wednesday, February 15, 2017. On the same day, CommerceHub will host a conference call and webcast to discuss the results at 4:30 p.m., Eastern Time, during which its management team will discuss the Company’s financial performance and strategy, and may discuss future opportunities. After the conference call is completed, a recorded version of the call will be available at http://ir.commercehub.com.

What:	CommerceHub Fourth Quarter and Full Year 2016 Financial Results
When	Wednesday, February 15, 2017
Time:	4:30 p.m. Eastern Time
Live Call:	U.S./Canada Toll-Free Participants Dial-in Number: (800) 219-6912 International Toll Participants Dial-in Number: (574) 990-1026 Conference ID/Passcode: 64327494
Webcast (live and replay):	http://ir.commercehub.com

CommerceHub Investor Relations Contact
Erik Morton
1-206-971-7712
investor@commercehub.com
CommerceHub Media Contact
Sara Ajemian
DiGennaro Communications
1-917-499-6592
sara.ajemian@digennaro-usa.com

About CommerceHub:
CommerceHub is a distributed commerce network connecting supply, demand and delivery that helps retailers and brands increase sales by expanding product assortments, promoting products on the channels that perform, and enabling rapid, on-time customer delivery. With its robust platform and proven scalability, CommerceHub helped approximately 9,500 customers achieve an estimated $11.6 billion in Gross Merchandise Value in 2015.